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                                  Exhibit 4.3

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
                             1995 STOCK OPTION PLAN

1.  Purposes.

         The AMERICAN INTERNATIONAL PETROLEUM CORPORATION 1995 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of American International Petroleum Corporation (the "Company") with an added incentive to commence employment with the Company, to continue their services to the Company and to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants, promoting their continued association with the Company and aligning their interests more closely with those of the stockholders of the Company through stock ownership, the Plan may be expected to benefit stock the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and ISOs or NQSOs in tandem with Stock Appreciation Rights ("SARs"; collectively, "Options").

2.  Shares Subject to the Plan.

         The total number of shares of common stock of the Company, $.08 par value per share ("Common Stock"), that may be subject to Options granted under the Plan shall be 3,500,000, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO or NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times, while the Plan is in force, reserve at least such number of shares of Common Stock as will be sufficient to permit the exercise of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

         ISOs or ISOs in tandem with SARs (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39, (a) through (e) inclusive, under the Code) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee
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for such purposes.  NQSOs and NQSOs in tandem with SARs may be granted from time to time under the Plan to one or more employees of the Company, officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

         (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee (the "Committee") which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") appointed by the Board of Directors of the Company. As and to the extent authorized by the Plan, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO, NQSO and/or SARs in tandem with ISOs or NQSOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, from time to time, the Board of Directors or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors or the Committee, in its discretion, shall deem relevant. The Board of Directors' or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

         (b) Notwithstanding anything contained herein to the contrary, at any time during the period that the Company's Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, the Committee, if one has been appointed to administer the Plan with respect to grants to all persons or solely with respect to persons subject to Section 16





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of the 1934 Act, shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and to set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any), under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

5.  Terms of Options.

         Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs and/or SARs in tandem with ISOs or NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, during the exercise period of the NQSO or ISO or at any specified time or times fixed for that purpose by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the Option multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

         (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the





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closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

         (c) The Option Price of the shares of Common Stock subject to an NQSO or a SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

         (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or a SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

         (e) With respect to the grant of SARs to Officers and Directors of the Company, an SAR may be exercised at any time after six months from the date of the grant thereof during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information) if the Company's Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the above-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee also has the discretion to alter the terms of the SARs if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with a SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.





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               (f)  Unless otherwise provided in any Option agreement under the
Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option. The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any other Option is or is to be accelerated.

               (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment of the Option Price for such shares in full, which payment at the option of the holder of the Option shall be in the form of (i) cash or certified or bank check payable to the order of the Company or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than two years shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by any combination of cash, promissory note and shares of Common Stock (subject to the restriction above) that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors, by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with a SAR and desires to exercise such SAR, such written notice shall so state such intention. The Option Price may also be paid in full by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, or





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through any other medium of payment as the Board of Directors and/or the
Committee, in its discretion, shall authorize.

               (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

               (i) Options shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO or SAR in tandem with an ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option shall be subject to execution, attachment or other process.

               (j) For any holder, the aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan (and any other stock option plan of the Company or its parent or subsidiaries) are exercisable for the first time during any calendar year shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

               (k) Notwithstanding anything contained herein to the contrary, a SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

6.  Death or Termination of Employment.

               (a) Subject to the provisions of subparagraph (d) of this Paragraph 6, and except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO or ISO in tandem with an SAR under the Plan shall be terminated for any reason other than cause or the death or disability of the holder or a holder's voluntary termination of his employment with the Company, such holder's ISO or ISO in tandem with an SAR shall expire three (3) months after such termination. Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO or ISO in tandem with an SAR shall terminate for cause or if a holder shall voluntarily terminate his employment by the Company, then any unexercised Option granted to the holder shall expire at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his





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ISOs or ISO in tandem with an SAR, may be exercised during the earlier of (i)
the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 6, unless the Board of Directors or the Committee shall in its sole discretion shall set forth an earlier termination provision in the holder's Option Agreement.

               (b)      If the holder of an Option granted under the Plan dies
(i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such period as determined by the Board of Directors or the Committee in its sole discretion, but in no event for less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

               (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months after such holder's termination of employment due to the disability.

               (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7.  Leave of Absence.

               For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

               (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable





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in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options and in the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event that the dissolution or liquidation of the Company is approved by the Board of Directors, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

               (b) Any Option granted under the Plan, unless waived by the Board of Directors or the Committee, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation with which the Company or a subsidiary thereof is merged, reorganized or consolidated, or to which the Company sells all or a substantial portion of its property or stock. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

               (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

               (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired his own account for investment purposes





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
only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

               (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange and trading association on which the Common Stock shall then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

               (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option in an amount sufficient to reimburse the Company for the amount it is required to so withhold (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

               (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date the Plan is approved by the stockholders of the Company, or shall terminate as hereinafter provided, and no Option shall be granted after termination of the Plan.

               (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

               (c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon,





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increase (except as provided by Paragraph 8) the maximum number of shares of
Common Stock as to which Options or shares may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision hereof which requires stockholder approval in order to preserve the status of the Plan as a plan qualifying under Rule 16b-3 of the 1934 Act if the Plan would otherwise qualify thereunder. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

               (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

               The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

               Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

               The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.





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
                      NON-QUALIFIED STOCK OPTION AGREEMENT

               AGREEMENT, made as of the ___ day of _________, 1996, by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation having its principal executive offices at 444 Madison Avenue, New York, New York 10022 (the "Grantor"), and ___________, with an address at _________________________6 (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee is presently performing services for the Grantor; and

               WHEREAS, the Grantor is desirous of increasing the incentive of the Optionee to exert his utmost efforts in improving the business of the Grantor.

               NOW, THEREFORE, in consideration of the Optionee's continued service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants to the Optionee options to purchase common stock of the Grantor, $.08 par value ("Common Stock"), on the following terms and conditions:

               1.       Option.

               Pursuant to its 1995 Stock Option Plan (the "Plan"), the Grantor hereby grants to the Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to purchase, prior to 5:00 p.m. on February 14, 1999, as set forth in Paragraph 3 hereof, up to an aggregate of 100,000 fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

               2.       Purchase Price.

               The purchase price shall be $1.00 per Share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection herewith.

               3.       Exercise of Option.

               The options granted hereby are fifty (50%) percent vested, and the other fifty (50%) percent shall vest on the first anniversary of the date hereof. The Optionee shall notify the Grantor in writing in person, by overnight courier or by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash or certified check) of the exercise price therefor as specified in Paragraph 2 above. As soon as





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
practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

               4.       Option Conditioned On Continued Service.

               (a) If the Optionee shall be removed as a director for cause, or if the Optionee resigns voluntarily, the option granted to the Optionee hereunder shall expire immediately upon such termination. If the Optionee shall be removed as a director without cause, the option granted to the Optionee hereunder shall immediately vest in full, and such option shall be exercisable until the end of the term hereof.


               (b) If the Optionee dies (i) while performing services for the Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of Optionee's service other than voluntarily by the Optionee or for cause, such option may be exercised by a legatee or legatees of such option under such individual's last will or by his personal representatives or distributees at any time within one year after his death, subject to the provisions of subparagraph (d) of this Paragraph 4.

               (c) If the Optionee becomes disabled within the definition of Section 22(e)(2) of the Internal Revenue Code of 1986, as amended, while performing services for the Grantor or a subsidiary or parent corporation, such option may, subject to the provisions of subparagraph (d) of this Paragraph 4, be exercised at any time within one year after Optionee's termination of service due to the disability.

               (d) An option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option at the time of termination of service or death, and in any event may not be exercised after the original expiration date of the option.

               5.       Divisibility and Non-Assignability of the Option.

               (a) The Optionee may exercise the option herein granted from time to time subject to the provisions of Section 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, except for the remaining Shares covered by the option if less than one thousand (1,000).

               (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and the options herein granted, or any of them, shall be exercisable during the Optionee's lifetime only by the Optionee.

               6.       Stock as Investment.

               By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable under the option granted hereunder, the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

               7.       Restriction on Issuance of Shares.

               The Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and
(c) permission for the listing of such Shares, if required, shall have been given by any national securities exchange on which the Common Stock of the Grantor are at the time of issuance listed.

               8.       Registration Rights

               (a) If, at any time during the exercise period hereof, the Grantor proposes to file a registration statement with respect to any class of securities (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities Act, the Grantor shall notify the Optionee at least twenty (20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the Shares. At the written request of the Optionee, delivered to the Grantor within twenty (20) days after receipt of the Grantor's notice, the Optionee shall state the number of Shares that it wishes to sell or distribute
publicly under the proposed registration statement.   The Grantor will use its
best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable. In that regard, the Grantor makes no representations or warranties as to its ability to have the registration statement declared effective. All registrations requested pursuant to this Paragraph 8 are referred to herein as "Piggyback Registrations." In the event the Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Optionee's rights to any other registration statement herein.

                        (i) Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Grantor, and if the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Grantor, then the Grantor will include in such registration statement first, the securities that the Grantor proposes to sell and second, the securities requested to be included in such registration statement, any sales of which shall apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

               Notwithstanding the above, if any such underwriter shall advise the Grantor in writing that the distribution of the Shares requested to be included in the registration statement concurrently with the securities being registered by the Grantor would materially adversely affect the distribution of such securities by the Grantor, then the Optionee shall delay his offering and sale for such period ending on the earliest of (a) 180 days following the effective date of the Grantor's registration statement or (b) such date as the Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, the Grantor shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Optionee to make its proposed offering and sale for a period of ninety (90) days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Grantor, the underwriter and the Optionee. Notwithstanding the foregoing, the Grantor shall not be required to file a registration statement to include the Shares pursuant to this Paragraph 8(a)(i) if, in the opinion of counsel for the Grantor, all of the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act.

                        (ii) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of securities of the Grantor, and the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then the Grantor will include in such registration statement the securities requested to be included in such registration statement, any sales of which shall be apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

               (b) In the event of any registration of a security pursuant to this Section 8, the Grantor shall indemnify the Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to the Grantor by the Optionee expressly for use therein. The Optionee shall also indemnify the Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished by the Optionee to the Grantor expressly for use in such registration statement or prospectus.

               (c)      All expenses of any registration referred to in this
Section 8, except the fees and disbursements of counsel to the Optionee, underwriting commissions or discounts, filing fees and any transfer or other taxes applicable to the Options and/or Shares, shall be borne by the Grantor.

               9.       Adjustments Upon Changes in Capitalization.

               (a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of Shares as to which the option may be exercised shall be correspondingly adjusted by the Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Stock or other securities.

               (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

               10.      Effect of Mergers, Consolidations or Sales of Assets.

               Anything contained herein to the contrary, a merger or consolidation in which the Grantor is not the surviving corporation, or a sale of substantially all of the Grantor's assets or capital stock shall cause the unexercised options to terminate automatically, unless otherwise provided by the Board of Directors.

               Furthermore, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

               11.      No Rights in Option Stock.

               Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

               12.      Effect Upon Employment.

               This Agreement does not give the Optionee any right to employment by, or any other relationship with, the Grantor.

               13.      Binding Effect.

               Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

               14.      Agreement Subject to Plan.

               Notwithstanding anything contained herein to the contrary, and unless the Plan is not adopted by the shareholders of the Company, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. If the Plan is not adopted by the shareholders of the Company, this Agreement shall be terminated and of no force or effect.

               15.      Miscellaneous.

               This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only, and shall not be deemed a part of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                                By:_____________________________
                                                    George N. Faris,
                                                    Chief Executive Officer


                                    ACCEPTED AND AGREED TO:

                             STOCK OPTION AGREEMENT

               AGREEMENT made as of this ____ day of ___________, 1996 by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation having its principal executive offices at 444 Madison Avenue, New York, New York 10022 (the "Grantor"), and ___________, with an address at 444 Madison Avenue, New York, New York 10022 (the "Optionee").

                              W I T N E S S E T H:

               WHEREAS, Optionee is presently employed by Grantor; and

               WHEREAS, Grantor is desirous of increasing the incentive of Optionee to exert his utmost efforts to improve the business of the Grantor.

               NOW, THEREFORE, in consideration of the Optionee's continued service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase common stock of the Grantor, $.08 par value ("Common Stock"), on the following terms and conditions:

               1.       Option.

               Pursuant to its 1995 Stock Option Plan (the "Plan"), the Grantor hereby grants to the Optionee an Incentive Stock Option, as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, prior to 5:00 p.m. on February 14, 1999, as set forth in Paragraph 3 hereof, up to 1,000,000 fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.08 per share (the "Shares"), subject to the terms and conditions set forth below.

               2.       Purchase Price.

               The purchase price shall be $1.00 per Share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

               3.       Exercise of Option.

               (a) The options granted hereby are fully vested and may be exercised at any time prior to expiration as described herein.

               (b) The Optionee shall notify the Grantor in writing in person, by overnight courier or registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the exercise price therefor, as specified in

Paragraph 2 above. As soon as practicable thereafter, the Grantor shall, at its principal office, tender to Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

               (c) If the aggregate fair market value of all the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan and all Incentive Stock Option plans of the Grantor or its affiliates exceeds $100,000.00, the grant of the Incentive Stock Option hereunder shall not, to the extent of such excess, be deemed a grant of an Incentive Stock Option but will instead be deemed the grant of a Non-Qualified Stock Option under the Plan. For purposes hereof, the fair market value of the stock with respect to which an Incentive Stock Option is exercisable shall be the value of such stock at the time that specific option is granted as provided for in Section 422(b)(7) of the Code.

               4.       Option Conditioned On Continued Employment.

               (a) If the employment of the Optionee shall be terminated for cause, or if the Optionee leaves such employment voluntarily, the option granted to the Optionee hereunder shall expire immediately upon such termination. If such employment shall be terminated by the Corporation without cause, the option granted to the Optionee hereunder shall immediately vest in full, and such option shall be exercisable until the end of the term hereof.

               (b) If the Optionee dies (i) while employed by the Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of his employment other than voluntarily by the Optionee or for cause, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised by a legatee or legatees of such option under the Optionee's last will or by his personal representatives or distributees at any time within one (1) year after his death.

               (c) If the Optionee becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Grantor or a subsidiary or parent corporation, such option, subject to the provisions of subparagraph
(d) of this Paragraph 4, may be exercised at any time within one (1) year after they termination of employment due to disability.

               (d) Except as specifically provided above, an option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option, or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

               5.       Divisibility and Non-Assignability of the Options.

               (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, except for the remaining Shares covered by the option if less than one thousand (1,000).

               (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

               6.       Stock as Investment.

               By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Shares the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

               7.       Restriction on Issuance of Shares.

               The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and
(c) permission for the listing of such shares, if required, shall have been given by NASDAQ and each national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

               8.       Registration Rights

               (a) If, at any time during the exercise period hereof, the Grantor proposes to file a registration statement with respect to any class of securities (other than pursuant to a registration statement on Forms S-4 or S-8 or any successor form) under the Securities Act, the Grantor shall notify the Optionee at least twenty (20) days prior to the filing of such registration statement and will offer to include in such registration statement all or any portion of the

Shares. At the written request of the Optionee, delivered to the Grantor within twenty (20) days after receipt of the Grantor's notice, the Optionee shall state the number of Shares that it wishes to sell or distribute publicly
under the proposed registration statement.   The Grantor will use its best
efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to cause such registration statement to become effective as promptly as practicable. In that regard, the Grantor makes no representations or warranties as to its ability to have the registration statement declared effective. All registrations requested pursuant to this Paragraph 8 are referred to herein as "Piggyback Registrations." In the event the Grantor is advised by the staff of the SEC, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Grantor, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Optionee's rights to any other registration statement herein.

                        (i) Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Grantor, and if the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Grantor, then the Grantor will include in such registration statement first, the securities that the Grantor proposes to sell and second, the securities requested to be included in such registration statement, any sales of which shall apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

               Notwithstanding the above, if any such underwriter shall advise the Grantor in writing that the distribution of the Shares requested to be included in the registration statement concurrently with the securities being registered by the Grantor would materially adversely affect the distribution of such securities by the Grantor, then the Optionee shall delay his offering and sale for such period ending on the earliest of (a) 180 days following the effective date of the Grantor's registration statement or (b) such date as the Grantor, managing underwriter and Optionee shall otherwise agree. In the event of such delay, the Grantor shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Optionee to make its proposed offering and sale for a period of ninety (90) days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Grantor, the underwriter and the Optionee. Notwithstanding the foregoing, the Grantor shall not be required to file a registration statement to include the Shares pursuant to this

Paragraph 8(a)(i) if, in the opinion of counsel for the Grantor, all of the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act.

                   (ii) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of securities of the Grantor, and the underwriter thereof advises the Grantor in writing that in its opinion the number of Shares requested to be included in such registration statement exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, then the Grantor will include in such registration statement the securities requested to be included in such registration statement, any sales of which shall be apportioned pro rata among the Optionee and the holders of any other securities requesting registration according to the amounts of Shares and other securities requested to be registered.

               (b) In the event of any registration of a security pursuant to this Paragraph 8, the Grantor shall indemnify the Optionee and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished to the Grantor by the Optionee expressly for use therein. The Optionee shall also indemnify the Grantor, its officers and directors and each underwriter of the Shares so registered with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished by the Optionee to the Grantor expressly for use in such registration statement or prospectus.

               (c)      All expenses of any registration referred to in this
Section 8, except the fees and disbursements of counsel to the Optionee, underwriting commissions or discounts, filing fees and any transfer or other taxes applicable to the Options and/or Shares, shall be borne by the Grantor.

               9.       Adjustments Upon Changes in Capitalization.

               (a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by the Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of the Grantor of rights to subscribe for additional shares of Common Stock or other securities. Anything to the contrary contained herein notwithstanding, the Board of Directors of the Grantor shall have the discretionary authority to take any action necessary or appropriate to prevent these options from being disqualified as "Incentive Stock Options" under the United States income tax laws then in effect.

               (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

               10.      Effect of Mergers, Consolidations or Sales of Assets.

               Anything contained herein to the contrary, a merger or consolidation in which the Grantor is not the surviving corporation, or a sale of substantially all of the Grantor's assets or capital stock shall cause the unexercised options to terminate automatically, unless otherwise provided by the Board of Directors.

               Furthermore, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

               11.      No Rights in Option Stock.

               Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

               12.      Effect Upon Employment.

               This Agreement does not give the Optionee any right to continued employment by the Grantor.

               13.      Binding Effect.

               Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

               14.      Agreement Subject to Plan.

               Notwithstanding anything contained herein to the contrary, and unless the Plan is not adopted by the shareholders of the Company, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. If the Plan is not adopted by the shareholders of the Company, this Agreement shall be terminated and of no force or effect.

               15.      Miscellaneous.

               This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                    By:_____________________________
                                       Denis J. Fitzpatrick
                                          Vice President

                                    ACCEPTED AND AGREED TO: